Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of May 19, 2026, is by and between Toppoint Holdings Inc., a Nevada corporation (the “Company”), and certain investors each executing this Agreement separately and whose name and investment details are set forth on the signature pages hereto (each a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) and/or Regulation S under the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder.

WHEREAS, the Company intends to sell and offer certain shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) to the Purchasers, who severally but not jointly enter into this Agreement and make representations and warranties hereunder.

WHEREAS, the Purchaser wishes to purchase from the Company certain amount of the Common Stock as set forth on the signature page herein pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

AGREEMENT

1.	PURCHASE AND SALE OF SHARES.

(a) Shares. The Company agrees to issue and sell to each Purchaser in a private placement exempt from the registration requirements of the 1933 Act pursuant to Section 4(a)(2) and/or Regulation S thereof and Rule 506(b) of Regulation D, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, and the Purchasers agree to purchase from the Company (i) an aggregate of up to 5,000,000 shares (the “Shares”) of Common Stock at a price of $0.83 per share (the “Purchase Price”), representing an aggregate purchase price of $4,150,000. The Purchasers and the Company acknowledge and agree that the Purchase Price represents the NYSE American Minimum Price. For purposes of this Agreement, “NYSE American Minimum Price” means the “Minimum Price” as defined in Section 713(c) of NYSE American LLC Company Guide, which shall be the lower of (i) the official closing price of the Common Stock on the NYSE American immediately preceding the execution of this Agreement; or (ii) the average official closing price of the Common Stock on the NYSE American for the five (5) Trading Days immediately preceding the execution of this Agreement. “Trading Day” means any day on which the Common Stock is traded on the NYSE American. The specific number of Shares that each Purchaser will purchase and the corresponding Purchase Price payable by each Purchaser are set forth on the signature pages hereto.

(b) Closing. The closing (the “Closing”) of the purchase of the Shares by each Purchaser shall occur remotely by electronic exchange of documents and signatures. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to in writing by the Company and each Purchaser). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Payment of Purchase Price; Delivery of the Shares. On the Closing Date, (i) each Purchaser shall pay such Purchaser’s applicable Purchase Price to the Company for the Shares being purchased by such Purchaser, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions attached hereto as Exhibit A and (ii) subject to receipt of the Purchase Price in clause (i), the Company shall deliver or cause to be delivered to each Purchaser evidence of the book-entry issuance of such Purchaser’s Shares, registered in the name of such Purchaser or its designee, free and clear of all liens, claims, and encumbrances, other than (i) restrictions imposed by applicable securities laws and (ii) any restrictions set forth in this Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.

Each Purchaser, severally but not jointly, make the following representations and warranties to the Company:

(a) Access to Information. Each Purchaser in making the decision to purchase the Shares, has relied solely upon independent investigations made by it and/or its representatives, if any. Each Purchaser and/or its representatives during the course of this transaction, and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the offering of the Shares and to receive any additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company. Each Purchaser acknowledges that it understands that the Company publishes periodic reports under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on the website of the SEC, which can be accessed at www.sec.gov. Each Purchaser has had the opportunity to review the Company’s periodic reports available online and acknowledges that such information is sufficient for such Purchaser to evaluate the risks of investing in the Shares. Each Purchaser is not relying on any disclosures concerning the Company made by the Company or any officer, employee, or agent of the Company, other than those expressly set forth in this Agreement.

(b) Sophistication and Knowledge; Independent Advice. Each Purchaser and/or its representatives has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Shares. Each Purchaser is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and each Purchaser has relied on the advice of, or has consulted with, only such Purchaser’s own advisor(s). Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to each Purchaser in connection with the purchase of the Shares constitutes legal, tax, or investment advice.

(c) Lack of Liquidity. Each Purchaser acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment. Each Purchaser has no present need for liquidity in connection with its purchase of the Shares.

(d) No Public Sale or Distribution. Each Purchaser is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, each Purchaser does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Each Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares in violation of applicable securities laws. As used in this Agreement, “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(e) Accredited Investor; Regulation D. Each Purchaser represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act, and was not organized for the specific purpose of acquiring the Shares. Each Purchaser understands that the Shares are being offered and sold to it in reliance on the exemption from the registration requirements of the 1933 Act afforded by Section 4(a)(2) thereof and Rule 506(b) of Regulation D, and that the Company is relying in part upon the truth and accuracy of, and each Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings of each Purchaser set forth herein in order to determine the availability of such exemption and the eligibility of each Purchaser to acquire the Shares. Each Purchaser has not been solicited to purchase the Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over radio, television, or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(f) Regulation S Representations. Each Purchaser that is relying on the exemption provided by Regulation S under the 1933 Act and is not a U.S. Person hereby acknowledges and agrees that:

(i)	it is not in the United States and is not a “U.S. Person” as defined in Rule 902 of Regulation S promulgated under the 1933 Act (a “U.S. Person”);

(ii)	the Shares were not offered to each Purchaser in the United States and at the time its buy order was made, it was outside the United States;

(iii)	this Agreement was delivered to, completed, executed and delivered by, each Purchaser (or its authorized signatory) outside the United States;

(iv)	each Purchaser is not a “distributor” of securities, as that term is defined in Regulation S under the 1933 Act, nor a dealer in securities, and is not purchasing the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(v)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to evade the registration requirements of the 1933 Act; and

(vi)	it has not purchased the Shares as a result of any form of “directed selling efforts” (as such term is used in Regulation S under the 1933 Act) or “general solicitation” or “general advertising” (as such terms are used under Rule 502(c) of Regulation D promulgated under the 1933 Act), including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(g) Reliance on Exemptions. Each Purchaser understands that the Shares are being offered and sold to it in reliance on a specific exemption from the registration requirements of United States federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and each Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of each Purchaser to acquire the Shares.

(h) No Governmental Review. Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(i) Transfer or Resale. Each Purchaser acknowledges and agrees that the Shares have not been registered under the 1933 Act or any applicable state securities laws and may not be offered for sale, sold, assigned, transferred, conveyed, pledged, or otherwise disposed of except: (A) pursuant to an effective registration statement under the 1933 Act; (B) in the case of a U.S. Person Purchaser, in compliance with Rule 144 under the 1933 Act (if available), subject to any applicable holding period and the reasonable requirements of the Company’s transfer agent; (C) in the case of a Non-U.S. Person Purchaser, in a transaction made outside the United States to a non-U.S. Person in accordance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations, provided that (x) the applicable distribution compliance period under Rule 903 of Regulation S has been satisfied and (y) no hedging transactions involving the Shares have been or will be conducted during such distribution compliance period unless in compliance with the 1933 Act; or (D) pursuant to another available exemption from the registration requirements of the 1933 Act, in each case in compliance with applicable state and foreign securities laws. Neither the Company nor any other person is under any obligation to register the Shares under the 1933 Act or any state or foreign securities laws.

(j) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Purchaser and constitutes the legal, valid and binding obligations of each Purchaser enforceable against each Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(k) Organization and Authority of Purchaser. Each Purchaser is an individual or is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation or incorporation. Each Purchaser has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Purchaser of this Agreement, the performance by each Purchaser of its obligations hereunder, and the consummation by each Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Purchaser.

(l) No Conflicts. The execution, delivery and performance by each Purchaser of this Agreement and the consummation by each Purchaser of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which each Purchaser is a party or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to each Purchaser, except in the case of clause (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of each Purchaser to perform its obligations hereunder.

(m) Certain Trading Activities. Each Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with each Purchaser, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that each Purchaser was first contacted regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by each Purchaser (it being understood and agreed that for all purposes of this Agreement, without implication that the contrary would otherwise be true, neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable common stock). “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act.

(n) No Reliance. Each Purchaser acknowledges and agrees that (i) neither of the Company or its Subsidiaries nor any Person on behalf of the Company or its Subsidiaries is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in this Agreement and (ii) the Purchaser has not relied upon, any other representations or warranties, express or implied, including as to the accuracy of any information, including, without limitation, any SEC Documents or investor presentations, provided to the Purchaser. “SEC Documents” means all reports, schedules, forms, statements, and other documents filed under the 1933 Act and the 1934 Act by the Company with the SEC, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Purchasers that:

(a) Organization and Qualification. The Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) the transactions contemplated hereby. Other than the Persons set forth on Schedule 3(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns a majority of the outstanding capital stock or holds a majority of equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors, and no further filing, consent or authorization is required by the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law and public policy, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Issuance of Shares. The issuance of the Shares is duly authorized and the Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Subject to the accuracy of the representations and warranties of each Purchaser in this Agreement, the offer and issuance by the Company of the Shares is exempt from registration under the 1933 Act.

(d) No Brokers or Finders. None of the Company or any of its Subsidiaries has retained, utilized, or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor, or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser’s would be required to pay.

(e) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.

4.	COVENANTS.

(a) Reasonable Best Efforts. Each Purchaser shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(c) No Hedging or Short Sales During Distribution Compliance Period. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release or a current report on Form 8-K or other filing with the SEC. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release or current report or filing with the SEC, such Purchaser will maintain the confidentiality of the existence and terms of this transaction.

(d) Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares for general corporate and working capital purposes, as may be approved by the Company’s board of directors.

5.	LEGEND.

(a) Legends for U.S. Person Purchasers. Each U.S. Person Purchaser understands that the Shares have been issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth in Section 5(c) below, the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates and the Company shall be required to refuse to register any transfer of the Shares not made in accordance with applicable U.S. securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE BUT HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (i) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (ii) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (iii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (iv) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

(b) Legend for Non-U.S. Person Purchasers. Each Non-U.S. Person Purchaser understands that the Shares have been issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth in Section 5(c) below, the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates and the Company shall be required to refuse to register any transfer of the Shares not made in accordance with applicable U.S. securities laws):

THESE SHARES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SHARES TO WHICH THIS CERTIFICATE RELATES, HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

(c) Removal of Legends. The applicable restrictive legend shall be removed and the Company shall issue or cause to be issued a book-entry position without such legend if: (i) with respect to Shares held by a U.S. Person Purchaser: (A) such Shares are sold pursuant to an effective registration statement under the 1933 Act; (B) such Shares are sold or transferred pursuant to Rule 144 under the 1933 Act (if available) and the holder provides the Company with reasonable evidence of eligibility; or (C) such Shares are otherwise eligible to be sold without restriction under Rule 144; and (ii) with respect to Shares held by a Non-U.S. Person Purchaser: (A) such Shares are sold pursuant to an effective registration statement; (B) such Shares are sold or transferred outside the United States to a non-U.S. Person in accordance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations; or (C) such Shares may be sold pursuant to any other available exemption from registration under the 1933 Act. If a legend is not required, the Company shall, no later than three (3) Trading Days following delivery by the Purchaser of reasonable documentation confirming the basis for legend removal, credit the applicable number of shares to such Purchaser’s or its designee’s balance account with DTC through its DWAC system, or if DTC settlement is unavailable, deliver a book-entry confirmation representing such Shares free from all restrictive legends.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Shares to each Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchasers with prior written notice thereof:

(i) Each Purchaser shall have executed this Agreement and delivered the same to the Company.

(ii) Each Purchaser shall have delivered to the Company the Purchase Price for the Shares being purchased by each Purchaser at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) Each Purchaser shall have delivered to the Company an executed Investor Representation Letter substantially in the form attached hereto as Exhibit B, and an executed Confidential Investor Questionnaire substantially in the form attached hereto as Exhibit C.

(iv) The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Purchaser at or prior to the Closing Date.

7.	CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

(a) The obligation of each Purchaser hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by each Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to the Purchasers this Agreement.

(ii) Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date or that are already qualified by materiality, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(iv) Since the date of execution of this Agreement, no event or series of events shall have occurred that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

(v) Trading in the shares of Common Stock shall not have been suspended by the SEC or the NYSE American (other than any suspension of trading not requested by the Company and not lasting more than two (2) Trading Days), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the NYSE American shall be terminated on a date certain, there shall not have been imposed any suspension of electronic trading or settlement services by DTC with respect to the Common Stock that is continuing, and the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated.

(vi) approval from NYSE American LLC of the Supplemental Listing Application (SLAP) filed in connection with the issuance of the Shares.

8.	TERMINATION.

In the event that the Closing shall not have occurred within ten (10) days after the date hereof (the “Outside Date”), then each Purchaser shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on the Outside Date without liability of such Purchaser to any other party; provided that the Company shall also have the reciprocal right to terminate this Agreement if the Closing has not occurred by the Outside Date; provided, however, that the right to terminate its obligations under this Agreement pursuant to this Section 8 shall not be available to any Purchaser if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Purchaser’s breach of this Agreement. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address set forth in Section 9(f) of this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall (i) limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law, or (ii) operate, or shall be deemed to operate, to preclude each Purchaser from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to each Purchaser, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of each Purchaser. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page or via electronic signature platform (including DocuSign or similar), such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the schedules and exhibits attached hereto and thereto and the instruments referenced herein supersede all other prior oral or written agreements between the Purchasers, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the schedules and exhibits attached hereto contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect on any agreements the Purchasers have entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by the Purchasers in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to the Purchasers or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and the Purchasers, and all such agreements shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and/or e-mail addresses for such communications are as follows:

If to the Company:

Toppoint Holdings Inc.

1250 Kenas Road

North Wales, PA 19454

Telephone: 551-866-1320

E-mail address: [**]

Attention: Hok C Chan, Chief Executive Officer

With a copy (for informational purposes only) to:

McCarter & English, LLP

250 West 55th Street, 13th Floor

New York, NY 10019

Facsimile: (212) 609-6836

E-mail address: hlou@mccarter.com

Attention: Huan Lou Esq.

If to the Purchasers: set forth on the signature page herein.

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee or transferee of any of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of a Majority-in-Interest of the Shares. Each Purchaser may assign some or all of its rights hereunder in connection with any assignment or transfer of any of its Shares; provided, however, that (i) such assignment shall require prior written notice to the Company, (ii) such assignee or transferee shall agree in writing to be bound by the terms of this Agreement, (iii) such assignment or transfer complies with all applicable federal and state securities laws, including without limitation the 1933 Act and applicable state blue sky laws, (iv) such assignment or transfer complies with all applicable NYSE American rules and the Company’s obligations thereunder, and (v) no such assignment shall relieve the assigning Purchaser of its obligations hereunder without the prior written consent of the Company. “Majority-in-Interest of the Shares” means holders of a majority of the Shares then held by all Purchasers and their permitted assignees and transferees.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing for a period of twelve (12) months following the Closing Date; provided that representations and warranties relating to tax matters shall survive for the longer of (i) eighteen (18) months following the Closing Date or (ii) sixty (60) days following the expiration of the applicable statute of limitations.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(l) Currency. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement are in United States Dollars (“U.S. Dollars”). All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TOPPOINT HOLDINGS INC.

By:	/s/ Hok C Chan
	Name:	Hok C Chan
	Title:	Chief Executive Officer and President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Execution Copy

[PURCHASER SIGNATURE PAGES TO TOPPOINT HOLDINGS INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ______________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Address for Notice to Purchaser: _________________________________________

Purchase Price: $_________________

Shares: _________________

EIN Number: ____________________

☐ Purchaser is a U.S. accredited investor purchasing pursuant to Rule 506(b).

☐ Purchaser is a non-U.S. person purchasing pursuant to Regulation S.

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur by the second (2nd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[SIGNATURE PAGES CONTINUE]

SCHEDULE 3(A)

LIST OF SUBSIDIARIES

Toppoint Inc.

TOPP Metals Inc.

EXHIBIT A

WIRING INSTRUCTIONS

Wire instruction: [**]

EXHIBIT B

Investor Representation Letter

May 19, 2026

Toppoint Holdings Inc.

1250 Kenas Road

North Wales, PA 19454

Re: Purchase of Securities of Toppoint Holdings Inc.

Ladies and Gentlemen:

This Investor Representation Letter (this “Letter”) is delivered by the undersigned (the “Investor”) in connection with the purchase by the Investor of certain securities (the “Securities”) of Toppoint Holdings Inc., a Nevada corporation (the “Company”), pursuant to that certain Securities Purchase Agreement dated as of May 19, 2026 (the “SPA”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the SPA.

The Investor hereby represents, warrants, and agrees as follows:

a. Independent Decision. The Investor has made its investment decision independently and without reliance upon any communication, advice, information or recommendation by the Company, any of its affiliates or any of their respective directors, officers, employees, representatives or agents.

b. Not Acting in Concert. The Investor is acting solely for its own account in entering into the SPA and is not acting in concert with the Company or any other investor or with any other person in connection with the offer, sale or distribution of the Securities. The Investor has not entered into any agreement, understanding or arrangement, directly or indirectly, with the Company or any affiliate of the Company or any other investor to resell, distribute, transfer or otherwise dispose the Securities.

c. No Affiliate or Control Relationship. The Investor is not an “affiliate” (as defined in Rule 405 under the 1933 Act) of the Company, does not control, and is not controlled by or under common control with, the Company. The Investor has no current intention to become such an affiliate or to participate in the management, operations or control of the Company.

d. Investment Intent. The Securities are being acquired for the Investor’s own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the 1933 Act or any applicable securities laws.

e. Independent Advice. The Investor has obtained independent legal, tax, accounting and financial advice as it has deemed necessary and acknowledges that the Company has not provided and is not in the position to provide any such advice.

f. Reliance. The Investor understands that the Company and its counsel are relying upon the truth and accuracy of the foregoing representations in connection with the Company’s compliance with the 1933 Act and the regulations and rules, including applicable exemptions, promulgated under the 1933 Act.

IN WITNESS WHEREOF, the undersigned has executed this Investor Representation Letter as of the date first written above.

INVESTOR:

Name: ________________________

By: ___________________________

Title: __________________________

Address: _______________________

EXHIBIT C

Confidential Investor Questionnaire

The Purchaser represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Purchaser comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

If the Purchaser is a “U.S. person” as defined in Rule 902 of Regulation S under the United States Securities Act of 1933, please check one of the categories A through J below. If the Purchaser is not a “U.S. person,” please check Category K.

Category A ___	The Purchaser is (a) an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000, or (b) a self-directed retirement account (“Retirement Account”) whose participant’s net worth (or joint net worth with his or her spouse) presently exceeds $1,000,000.

In calculating net worth, (a) the Purchaser’s or his or her spouse’s primary residence shall not be included as an asset, (b) indebtedness that is secured by such person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of Common Stock, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the Common Stock exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (c) indebtedness that is secured by such person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Common Stock shall be included as a liability.

Category B ___	The Purchaser is (a) an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year or (b) a Retirement Account and the Retirement Account participant meets the tests in clause (a).

Category C ___	The Purchaser is a director, executive officer, or general partner of the Company which is issuing and selling the Shares, or any director, executive officer, or general partner of a general partner of the Company.

Category D ___	The Purchaser is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self-directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E ___	The Purchaser is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F ___	The Purchaser is either a corporation, partnership, Massachusetts or similar business trust, or limited liability company, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000. (describe entity)

Category G ___	The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Securities Act of 1933.

Category H ___	The Purchaser is a revocable trust and the grantor is an accredited investor pursuant to the following category: _____________________

Category I ___	The Purchaser is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category J ___	The Purchaser is not within any of the categories above and is therefore not an accredited investor.

Category K __	The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S of the United States Securities Act of 1933.

The Purchaser agrees that the undersigned will notify the Company at any time on or prior to the closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

PURCHASER:

Name: ________________________

By: ___________________________

Title: __________________________

Address: _______________________